FIRST AMENDMENT
TO THAT CERTAIN
FARM-IN AGREEMENT
EFFECTIVE NOVEMBER 2012
BY AND BETWEEN
LANI, LLC
AND
AVERE ENERGY CORP

This First Amendment ("Amendment") to that certain Farm-In Agreement dated effective November 13, 2012 ("Agreement") is entered into effective as of November 13, 2012 between Lani, LLC ("Lani") and Avere Energy Corp. ("Avere").

RECITALS

A. On or about November 13, 2012, Lani and Avere entered into the Agreement covering the Tejon Ranch Extension, Tejon Main Area and White Wolf (as those terms are defined in the Agreement).

B. The Agreement incorrectly identified the amount of funds Avere shall provide Lani pursuant to the terms and conditions set forth in Section 1.3(d)(ii) of the Agreement.

C. The Agreement also provided for limitations as to how Lani was to spend certain funds received from Avere, which the parties desire to expand.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Avere and Lani agree as follows:

1. SubSection 1.3(d)(ii) of the Agreement is hereby amended and restated as follows:

> " (ii) After Lani has fulfilled its commitment to obtain and pay for additional acreage in White Wolf pursuant to subsection 1.3(c)(i) above, Avere shall provide Lani with an additional amount of three hundred forty-seven thousand five hundred dollars ($347,500.00) to be used for lease delay rental payments and for leasing new acreage in White Wolf before July 1, 2013, which monies shall be provided to Lani through the account described in Section 1.3(a), above."

2. SubSection 1.3(f) of the Agreement is hereby amended and restated as follows:

> " (f) Newco Investment. The Parties contemplate that Lani will assign its interests in the Properties to a new entity, and that Avere or EWP shall purchase approximately a nine percent (9.0%) equity interest in

such new entity for five hundred thousand dollars ($500,000.00), as set forth in the LOI. The Parties understanding is that the purchase amounts paid by Avere will be used for either (i) leasing new acreage in White Wolf, or (ii) working on existing projects (including the Tejon Ranch Extension and Tejon Main Area); provided, however, that no portion of such funding shall be used for obtaining acreage in White Wolf until Lani has fulfilled its commitment to obtain acreage in White Wolf at its sole expense as set forth in Section 1.3(c)(i) above."

3 Except as provided herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHERES, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

LANI

LANI, LLC

By: Robert Rosenthal
Its: Member

AVERE

AVERE ENERGY CORP.

By: Gregory K Renwick
Its: PRESIDENT.